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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ophthotech Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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April 21, 2014

Dear Ophthotech Corporation Stockholder:

        You are cordially invited to our Annual Meeting of Stockholders on Wednesday, May 21, 2014, beginning at 9:00 a.m., Eastern time, at Langham Place, 400 Fifth Avenue, 3rd Floor, Salon B, New York, NY 10018. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote "FOR" Proposals 1 and 2, as set forth in the proxy statement.

        We look forward to seeing you there.

Very truly yours,

David R. Guyer, M.D. Chairman and Chief Executive Officer

OPHTHOTECH CORPORATION
One Penn Plaza, 19th Floor
New York, NY 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on Wednesday, May 21, 2014

        The 2014 Annual Meeting of Stockholders (the "2014 Annual Meeting") of Ophthotech Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 21, 2014, beginning at 9:00 a.m., Eastern time, at Langham Place, 400 Fifth Avenue, 3rd Floor, Salon B, New York, NY 10018, to consider and act upon the following matters:

          1.     To elect two class I directors of our board of directors to serve until the 2017 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

          2.     To ratify the selection of Ernst & Young LLP as Ophthotech's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

          3.     To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 2, 2014 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,
David R. Guyer, M.D. Chairman and Chief Executive Officer

New York, New York
April 21, 2014

        YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 2, 2014 WILL BE ADEQUATE IDENTIFICATION.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

Page
Information About the Annual Meeting and Voting	1
Votes Required	2
Corporate Governance	4
Board of Directors	4
How Our Board Is Organized	7
Board Committees	7
Compensation Committee Interlocks and Insider Participation	9
Board Meetings and Attendance	9
Board Processes	10
Board Policies	12
Executive Officers	17
Executive Compensation	18
Summary Compensation Table	18
Securities Authorized for Issuance under Equity Compensation Plans	28
Risk Considerations in Our Compensation Program	29
Limits on Hedging and Pledging	29
Tax and Accounting Considerations	29
Director Compensation	30
Summary Compensation Table	30
Director Compensation Arrangements	30
Audit-Related Matters	31
Audit Committee Report	31
Audit Fees and Services	32
Pre-Approval Policies and Procedures	32
Matters to Be Voted On	33
Proposal 1: Election of Class I Directors	33
Proposal 2: To Ratify the Selection of Ernst & Young LLP as Ophthotech's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014	33
Ownership of Common Stock	34
Section 16(a) Beneficial Ownership Reporting Compliance	37
Other Matters	38
Solicitation of Proxies	38
Householding of Annual Meeting Materials	38
Deadline for Submission of Stockholder Proposals for 2015 Annual Meeting of Stockholders	38

i

OPHTHOTECH CORPORATION
One Penn Plaza, 19th Floor
New York, NY 10119

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 21, 2014

Information About the Annual Meeting and Voting

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Ophthotech Corporation ("Ophthotech," "we" or "us") for use at the 2014 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 21, 2014, beginning at 9:00 a.m., Eastern time, at Langham Place, 400 Fifth Avenue, 3rd Floor, Salon B, New York, NY 10018, 2014, and at any adjournment or postponement thereof. On April 2, 2014, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 33,330,957 shares of our common stock, par value $0.001 per share ("common stock"). Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.

        Your vote is important no matter how many shares you own.    Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

        If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

  (1)
  You may vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

  (2)
  You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

  (3)
  You may vote by mail.    You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

  (4)
  You may vote in person.    If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

        All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders' instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors' recommendations on such proposals as set forth in this proxy statement.

        After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

  •
  submitting a new proxy by following the "Vote by Internet" or "Vote by Phone" instructions on the enclosed proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;

  •
  signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

  •
  giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or

  •
  voting in person at the Annual Meeting.

        Your attendance at the Annual Meeting alone will not revoke your proxy.

        If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which, for convenience, we collectively refer to in this proxy statement as brokerage firms, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of providing for voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. The ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class I directors (Proposal 1) is a "non-discretionary" item, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, your brokerage firm will not vote with respect to that proposal and your shares will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 2, 2014) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

        The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

        Proposal 1: To Elect Two Class I Directors.    The two nominees for director receiving the highest number of votes "FOR" election will be elected as directors. This is called a plurality.

        Proposal 2: To Ratify the Selection of Ernst & Young LLP as Ophthotech's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014.    The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

        Shares that abstain from voting as to a particular matter and shares held in "street name" by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the proposals referenced above.

        This proxy statement, the enclosed proxy card and our 2013 annual report to stockholders were first made available to stockholders on or about April 21, 2014.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders
to Be Held on May 21, 2014:
This proxy statement and our 2013 annual report to
stockholders are available at www.envisionreports.com/OPHT
for viewing, downloading and printing.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, Telephone: (212) 845-8200.

CORPORATE GOVERNANCE

Board of Directors

Members of Our Board of Directors

        Set forth below are the names and certain biographical information about each member of our board of directors, or board, as of April 1, 2014. The information presented includes each director's principal occupation and business experience for the past five years and the names of other public companies of which he has served as a director during the past five years. We believe that all of our directors possess the attributes and characteristics described in "—Board Processes—Director Nomination Process."

Name	Age	Position
David R. Guyer, M.D.	54	Chief Executive Officer and Chairman of our Board of Directors
Samir C. Patel, M.D.	53	President and Vice Chairman of our Board of Directors
Axel Bolte(1)(3)	42	Director
Thomas Dyrberg, M.D., D.M.Sc.(2)(3)	59	Director
Nicholas Galakatos, Ph.D.(1)(2)	56	Director
Michael Ross, Ph.D(2)(3)	64	Director
Glenn Sblendorio(1)	58	Director

(1)
Member of the audit committee.

(2)
Member of the compensation committee.

(3)
Member of the nominating and corporate governance committee.

        David R. Guyer, M.D. is a co-founder of our company and has served as Chairman of our board of directors since our inception in January 2007 and as our Chief Executive Officer since April 2013. Prior to serving as our Chief Executive Officer, Dr. Guyer, served as a Partner at SV Life Sciences, a venture capital firm, from 2009 to 2013, and as a Venture Partner at SV Life Sciences from 2006 to 2009. In April 2013, Dr. Guyer resumed his role as Venture Partner at SV Life Sciences Advisers, LLC. Dr. Guyer co-founded Eyetech Pharmaceuticals Inc. and served as Chief Executive Officer and as a member of its board of directors from 2000 to 2006. Prior to co-founding Eyetech Pharmaceuticals, Dr. Guyer was a Professor and served as Chairman of the Department of Ophthalmology at New York University School of Medicine. Dr. Guyer received a B.S. from Yale College and an M.D. from Johns Hopkins Medical School. Dr. Guyer completed his ophthalmology residency at Wilmer Ophthalmological Institute, Johns Hopkins Hospital and a retinal fellowship at the Massachusetts Eye and Ear Infirmary at Harvard Medical School. We believe that Dr. Guyer is qualified to serve on our board of directors because of his extensive executive leadership experience, his extensive experience in ophthalmology, his extensive experience in the life sciences industry as an entrepreneur and venture capital investor, and his service on our board of directors and the board of directors of other life sciences companies.

        Samir C. Patel, M.D. is a co-founder of our company and has served as our President and a member of our board of directors since our inception in January 2007. Dr. Patel served as our Chief Executive Officer from our inception until April 2013. Dr. Patel co-founded Eyetech Pharmaceuticals and served as its Chief Medical Officer and as a member of its board of directors from 2000 to 2006. Prior to co-founding Eyetech Pharmaceuticals, Dr. Patel was an Associate Professor and served as director of the Retina Service in the residency program in the Department of Ophthalmology and Visual Science at the University of Chicago. Dr. Patel received a B.A. from Boston University and an

M.D. from the University of Massachusetts Medical School. Dr. Patel completed his ophthalmology training at the University of Chicago and his training in retinal surgery from the Massachusetts Eye and Ear Infirmary at the Harvard Medical School. We believe that Dr. Patel is qualified to serve on our board of directors because of his extensive experience in ophthalmology, his extensive experience in the life sciences industry and as an entrepreneur and his many years of service as our Chief Executive Officer.

        Axel Bolte has served as a member of our board of directors since August 2007. Since March 2003, Mr. Bolte has served as investment advisor to HBM Partners AG, a provider of investment advisory services in the life sciences industry. From March 2001 to February 2003, Mr. Bolte was an investment manager of NMT New Medical Technologies AG, a Swiss venture capital company focused on life sciences. Prior to joining NMT New Medical Technologies AG, Mr. Bolte served as a scientist at Serono SA, a biotechnology company. He currently serves or has served on the board of directors of several biotechnology companies, including Adnexus Therapeutics, Newron Pharmaceuticals SpA, Nabriva Therapeutics AG, PTC Therapeutics, Inc., MPex Pharmaceuticals, Inc., Lux Biosciences, Inc. and Kolltan Pharmaceuticals, Inc. Mr. Bolte received a degree in Biochemistry from the Swiss Federal Institute of Technology, Zurich, Switzerland and an M.B.A. from the University of St. Gallen, Switzerland. We believe that Mr. Bolte is qualified to serve on our board of directors because of his many years of service as one of our directors, his extensive experience as a venture capital investor in the life sciences industry and his service on the board of directors of other life sciences companies.

        Thomas Dyrberg, M.D., D.M.Sc. has served as a member of our board of directors since August 2007. In December 2000, Dr. Dyrberg joined Novo A/S, a limited liability company wholly-owned by the Novo Nordisk Foundation that is responsible for managing the Foundation's assets, where he serves as a Senior Partner. Dr. Dyrberg serves or has served on the board of directors of Veloxis A/S, Lux Biosciences, Inc., Allocure Inc., Delenex AG, Sapphire Inc., Gloucester Inc. and Hemofocus A/S. In 1990, he joined Novo Nordisk A/S, initially working in Health Care Discovery. From 1996 to 2000, Dr. Dyrberg served as an International Clinical Project Manager at Novo Nordisk A/S. Dr. Dyrberg received a D.M.Sc. and an M.D. from the University of Copenhagen. Dr. Dyrberg has held research positions at the Hagedorn Research Institute in Denmark, and at the Scripps Research Institute in California. We believe that Dr. Dyrberg is qualified to serve on our board of directors because of his many years of industry experience, his extensive experience as a venture capital investor in the life sciences industry and his service on the board of directors of other life sciences companies.

        Nicholas Galakatos, Ph.D. has served as a member of our board of directors since December 2009. Dr. Galakatos co-founded and has served as a Managing Director of Clarus Ventures, a global venture capital firm focused on life science investments, since its inception in 2005. Dr. Galakatos has been a venture capital investor since 1992, initially at Venrock Associates and then at MPM Capital where he served as a General Partner of the BioVentures II and BioVentures III funds. From 1997 to 2000, Dr. Galakatos served as Vice President, New Business and a member of the Management Team at Millennium Pharmaceuticals, Inc. (presently Takeda). Dr. Galakatos currently serves or has served on the board of directors of several other biotechnology companies, including Affymax, Inc., AVEO Pharmaceuticals, Inc., NanoString Technologies, Inc., Catabasis Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. Dr. Galakatos received a B.A. in Chemistry from Reed College and a Ph.D. in organic chemistry from the Massachusetts Institute of Technology. Dr. Galakatos performed postdoctoral studies in Molecular Biology at Harvard Medical School. We believe that Dr. Galakatos is qualified to serve on our board of directors because of his many years of service as one of our directors, his extensive experience in the life sciences industry and his service on the board of directors of other life sciences companies.

        Michael Ross, Ph.D. has served as a member of our board of directors since May 2013. Dr. Ross has served as a Managing Partner at SV Life Sciences, a venture capital firm, since January 2001. Dr. Ross served as a Managing Partner at Didyma, LLC, a biotechnology management consulting firm, from 1999 to 2002. Previously, Dr. Ross served as the Chief Executive Officer of CyThera, Inc., Carta Proteomics Inc., MetaXen LLC and Arris Pharmaceutical Corporation. Earlier in his career, Dr. Ross was employed at Genentech, serving in several roles, including Vice President of Development and later Vice President of Medicinal and Biomolecular Chemistry. Dr. Ross serves or has served on the boards of directors of Arris Pharmaceutical Corporation and Archemix Corp., and the board of directors of the Thayer School of Engineering at Dartmouth College. Dr. Ross received an A.B. from Dartmouth College, a Ph.D. in chemistry from the California Institute of Technology and completed post doctorate training in molecular biology at Harvard University. We believe that Dr. Ross is qualified to serve on our board of directors because of his extensive executive leadership experience and knowledge of the life sciences industry and his service on the board of directors of other life sciences companies.

        Glenn Sblendorio has served as a member of our board of directors since July 2013. Mr. Sblendorio currently serves as the President and Chief Financial Officer of The Medicines Company, a medical solutions company, which he joined in March 2006. Mr. Sblendorio has served as a member of the board of directors of The Medicines Company since July 2011 and of Intercept Pharmaceuticals, Inc. since February 2014 and Amicus Therapeutics Inc. since June 2007. Prior to joining The Medicines Company, Mr. Sblendorio served as Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Mr. Sblendorio received a B.B.A. from Pace University and an M.B.A. from Fairleigh Dickinson University. We believe that Mr. Sblendorio is qualified to serve on our board of directors because of his extensive executive leadership experience, finance and accounting background, knowledge of the life sciences industry and service on the board of directors of other life sciences companies.

Board Composition

        Our board of directors is currently authorized to have eight members. Our board currently consists of seven members. We anticipate potentially appointing an additional independent director to our board of directors. Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

  •
  the class I directors are Dr. Galakatos and Dr. Ross, and their term expires at the 2014 Annual Meeting;

  •
  the class II directors are Mr. Bolte and Dr. Patel, and their term expires at our annual meeting of stockholders to be held in 2015; and

  •
  the class III directors are Dr. Dyrberg, Dr. Guyer and Mr. Sblendorio, and their term expires at our annual meeting of stockholders to be held in 2016.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors may be removed only for cause by the affirmative vote of the holders of 75% or more of our voting stock.

Board Determination of Independence

        Rule 5605 of the NASDAQ Marketplace Rules requires a majority of a listed company's board of directors to be comprised of independent directors within one year of listing. In addition, the NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company's compensation committee, Rule 10C-1 under the Exchange Act requires that a company's board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (ii) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

        Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of Mr. Bolte, Dr. Dyrberg, Dr. Galakatos, Dr. Ross or Mr. Sblendorio, representing five of our seven directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Our board of directors has also determined that Mr. Bolte, Dr. Galakatos, and Mr. Sblendorio, who comprise our audit committee, Mr. Bolte, Dr. Dyrberg and Dr. Ross, who comprise our nominating and corporate governance committee, and Dr. Dyrberg, Dr. Galakatos and Dr. Ross, who comprise our compensation committee, satisfy the independence standards for such committees established by the SEC and the NASDAQ Marketplace Rules, as applicable. In making such determination, our board of directors considered the relationships that each such non-employee director has with Ophthotech, including each of the transactions described below in "—Board Policies—Related Person Transactions," and all other facts and circumstances our board of directors deemed relevant in determining independence.

How Our Board Is Organized

Board Leadership Structure

        Dr. Guyer serves as Chairman of our board and Chief Executive Officer. Our board believes that combining the Chairman and Chief Executive Officer positions fosters clear accountability, effective decision-making and alignment of corporate strategy and is the appropriate leadership structure for us at this time. Additionally, our board believes this leadership structure is particularly appropriate for our company given Dr. Guyer's long history with Ophthotech, his extensive knowledge of and experience with our business and industry and his ability to effectively identify strategic priorities for Ophthotech. Our board also believes that Dr. Guyer's combined role of Chairman and Chief Executive Officer promotes effective execution of strategic goals and facilitates information flow between management and our board.

Board Committees

        Our board of directors has established an audit committee, a nominating and corporate governance committee, and a compensation committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted on the Investor Relations section of our website, which is located at investors.ophthotech.com.

  Audit Committee

        The members of our audit committee are Mr. Sblendorio, Mr. Bolte and Dr. Galakatos. Mr. Sblendorio chairs our audit committee. Our audit committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports and other communications from such firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

  •
  overseeing our internal audit function;

  •
  overseeing our risk assessment and risk management policies;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

  •
  meeting independently with our internal auditing staff, our independent registered public accounting firm and management;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the audit committee report required by SEC rules.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

        Our board of directors has determined that Mr. Sblendorio is an "audit committee financial expert" as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under the current NASDAQ Marketplace Rules and SEC rules and regulations.

        The audit committee met 5 times during 2013.

  Compensation Committee

        The members of our compensation committee are Dr. Galakatos, Dr. Dyrberg and Dr. Ross. Dr. Galakatos chairs our compensation committee. Our compensation committee's responsibilities include:

  •
  reviewing and approving, or making recommendations to our board with respect to, the compensation of our chief executive officer and our other executive officers;

  •
  overseeing an evaluation of our senior executives;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our board with respect to director compensation;

  •
  reviewing and discussing annually with management our compensation disclosure required by SEC rules; and

  •
  preparing the compensation committee report required by SEC rules.

        The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under "—Board Processes—Executive and Director Compensation Processes."

        The compensation committee met seven times during 2013 and took action by written consent 5 times.

  Nominating and Corporate Governance Committee

        The members of our nominating and corporate governance committee are Dr. Dyrberg, Mr. Bolte and Dr. Ross. Dr. Dyrberg chairs our nominating and corporate governance committee. Our nominating and corporate governance committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board;

  •
  recommending to our board the persons to be nominated for election as directors and to each of our board's committees;

  •
  reviewing and making recommendations to our board with respect to our board leadership structure;

  •
  reviewing and making recommendations to our board with respect to management succession planning;

  •
  developing and recommending to our board corporate governance principles; and

  •
  overseeing a periodic evaluation of our board.

        The nominating and corporate governance committee met once during 2013.

Compensation Committee Interlocks and Insider Participation

        For 2013, following the effectiveness, on September 24, 2013, of the registration statement filed in connection with our initial public offering, the members of our compensation committee were Dr. Galakatos, Dr. Dyrberg and Dr. Ross. Prior to September 24, 2013, Dr. Galakatos and Mr. Bolte served on our compensation committee, and Dr. Ross joined the compensation committee upon his election to our board of directors in May 2013. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee. None of the members of our compensation committee is, or has ever been, an officer or employee of Ophthotech.

Board Meetings and Attendance

        Our board of directors met 14 times during 2013 and took action by written consent 4 times. During 2013, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he then served.

        Our directors are expected to attend our annual meetings of stockholders. In 2013, we did not hold an annual meeting of stockholders.

Board Processes

Oversight of Risk

        Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition; and our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning. Each committee reports to the full board on a regular basis, including reports with respect to the committee's risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that that the full board discuss particular risks.

Director Nomination Process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.

        In considering whether to recommend any particular candidate for inclusion in our board's slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under "—Corporate Governance Guidelines". Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

        All of the director nominees are currently members of our board of directors. The nominee biographies under "—Board of Directors—Members of Our Board of Directors" indicate the experience, qualifications, attributes and skills of each of our current directors that led our nominating and corporate governance committee and our board to conclude he should continue to serve as a director of Ophthotech. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

        Our nominating and corporate governance committee considers the value of diversity when selecting nominees, and believes that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

        Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our bylaws and must be received by us no later than the date referenced below in "Other Matters—Deadline for Submission of Stockholder Proposals for 2015 Annual Meeting of Stockholders." Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

        Our management will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Secretary at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, or by calling (212) 845-8200. Additional information about contacting Ophthotech is available on the Investor Relations section of our website, which is located at investors.ophthotech.com.

        In addition, stockholders who wish to communicate with our entire board may do so by writing to David R. Guyer, Chairman of the Board, Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119. Communications will be forwarded to other directors if they relate to substantive matters that the Chairman of the Board, in consultation with our General Counsel, considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Executive and Director Compensation Processes

        Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review makes recommendations to our board of directors for approval, which has full discretion to approve or modify the recommendations of the compensation committee.

        In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Historically, our compensation committee has also retained the services of Arnosti Consulting, Inc., or Arnosti, an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. Although the compensation committee considers Arnosti's advice and recommendations about our executive compensation program, the compensation committee ultimately makes its own decisions about these matters. None of the compensation committee members and none of our executive officers or directors have any relationship with Arnosti or the individual consultants employed by Arnosti. Arnosti has not provided any other services to Ophthotech other than compensation consulting services to the compensation committee. The compensation committee has determined that no conflicts of interest exist between Ophthotech and Arnosti. The compensation committee is directly responsible for the appointment and oversight of any compensation consultants and other advisors it retains.

        Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ophthotech and our stockholders. The guidelines provide that:

  •
  our board's principal responsibility is to oversee the management of Ophthotech;

  •
  a majority of the members of our board must be independent directors;

  •
  the independent directors meet in executive session at least twice a year;

  •
  directors have full and free access to management and, as necessary, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  our board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading "Corporate Governance" on the Investor Relations section of our website, which is located at investors.ophthotech.com.

Board Policies

Related Person Transactions

        Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ophthotech is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Ophthotech's best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

        We did not have a written policy regarding the review and approval of related person transactions prior to our initial public offering. Nevertheless, with respect to such transactions, it was our policy for our board of directors to consider the nature of and business reason for such transactions, how the terms of such transactions compared to those which might be obtained from unaffiliated third parties and whether such transactions were otherwise fair to and in the best interests of, or not contrary to, our best interests. In addition, all related person transactions required prior approval, or later ratification, by our board of directors.

        Since January 1, 2013, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties:

Participation in Initial Public Offering

        In our initial public offering, two of our 5% stockholders, Novo A/S and HBM Healthcare Investments (Cayman) Ltd., purchased an aggregate of 683,000 shares of our common stock. Each of those purchases was made through the underwriters at the initial public offering price of $22.00 per share. The following table sets forth the aggregate number of shares of our common stock that these 5% stockholders purchased in our initial public offering:

Name	Shares of Common Stock Purchased	Aggregate Purchase Price
Novo A/S(1)	455,000	$10,010,000
HBM Healthcare Investments (Cayman) Ltd.(2)	228,000	$5,016,000

(1)
Novo A/S is a Danish limited liability company. The board of directors of Novo A/S, which consists of Sten Scheibye, Göran Ando, Jørgen Boe, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has sole voting and investment power with respect to the shares held by Novo A/S. None of the members of the board of directors of Novo A/S has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Dyrberg, a member of our board of directors, is employed as a Senior Partner of Novo A/S. Dr. Dyrberg disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest arising as a result of his employment with Novo A/S.
(2)
The board of directors of HBM Healthcare Investments (Cayman) Ltd. has sole voting and investment power with respect to the shares by held by such entity. The board of directors of HBM Healthcare Investments (Cayman) Ltd. is comprised of Jean-Marc Le Sieur, Richard Coles, Sophia Harris, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to such shares, and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Mr. Bolte, a member of our board of directors, is an advisor to HBM Partners (Cayman) Ltd. HBM Partners (Cayman) Ltd. provides investment management services to HBM Healthcare Investments (Cayman) Ltd. Mr. Bolte has no voting or investment power over the shares held by HBM Healthcare Investments (Cayman) Ltd., and disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Series C Preferred Stock Financing

        In May 2013, we issued and sold an aggregate of 6,666,667 shares of our series C preferred stock at a price per share of $2.50, for an aggregate purchase price of $16.7 million. In August 2013, we issued and sold an aggregate of 13,333,333 additional shares of our series C preferred stock to the same purchasers at a price per share of $2.50, for an aggregate purchase price of $33.3 million. The following table sets forth the total number of shares of our series C preferred stock purchased by our directors, executive officers and 5% stockholders and their affiliates and the aggregate purchase price for such shares.

Name	Shares of Series C Preferred	Stock Purchased Aggregate Purchase Price
Clarus Lifesciences II, L.P.(1)	1,097,562	$2,743,905
SV Life Sciences Fund IV, L.P.(2)	56,476	141,190
SV Life Sciences Fund IV Strategic Partners, L.P.(2)	1,989,255	4,973,138
Novo A/S(3)	15,438,009	38,595,023
HBM Healthcare Investments (Cayman) Ltd.(4)	1,209,349	3,023,373
Samir C. Patel LLC(5)	136,179	340,448

(1)
Clarus Ventures II GP, L.P., as the sole general partner of Clarus Lifesciences II, L.P., may be deemed to beneficially own certain of the shares held by Clarus Lifesciences II, L.P. Clarus Ventures II GP, L.P. disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P. in which Clarus Ventures II GP, L.P. does not have an actual pecuniary interest. Clarus

  Ventures II, LLC, as the sole general partner of Clarus Ventures II GP, L.P., may be deemed to beneficially own certain of the shares held by Clarus Lifesciences II, L.P. Clarus Ventures II, LLC disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P. in which it does not have an actual pecuniary interest. Each of Nicholas Galakatos, a member of our board of directors, and Denis Henner, Robert Liptak, Nicholas Simon, Michael Steinmetz and Kurt Wheeler, as individual Managing Directors of Clarus Ventures II, LLC, individually have investment and voting control over the shares held by Clarus Lifesciences II, L.P. Each of Messrs. Galakatos, Henner, Liptak, Simon, Steinmetz and Wheeler disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P except to the extent of any pecuniary interest therein.

(2)
The general partner of SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. is SV Life Sciences Fund IV (GP), LP. The general partner of SV Life Sciences Fund IV (GP), LP is SVLSF IV, LLC. The members of the investment committee for SVLSF IV, LLC are Kate Bingham, James Garvey, Lutz Giebel, Eugene D. Hill, III, David Milne and Michael Ross. Michael Ross, Ph.D., one of our directors, is a Managing Partner of SV Life Sciences Advisers, LLC. Dr. Ross disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. David R. Guyer, M.D., our Chief Executive Officer and Chairman of our board of directors, and Bruce Peacock, our Chief Financial and Business Officer, are Venture Partners of SV Life Sciences Advisers, LLC. Neither Dr. Guyer nor Mr. Peacock exercises investment or voting control over such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(3)
Novo A/S is a Danish limited liability company. The board of directors of Novo A/S, which consists of Sten Scheibye, Göran Ando, Jørgen Boe, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has sole voting and investment power with respect to the shares held by Novo A/S. None of the members of the board of directors of Novo A/S has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Dyrberg, a member of our board of directors, is employed as a Senior Partner of Novo A/S. Dr. Dyrberg disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest arising as a result of his employment with Novo A/S.
(4)
The board of directors of HBM Healthcare Investments (Cayman) Ltd. has sole voting and investment power with respect to the shares by held by such entity. The board of directors of HBM Healthcare Investments (Cayman) Ltd. is comprised of Jean-Marc Le Sieur, Richard Coles, Sophia Harris, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to such shares, and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Mr. Bolte, a member of our board of directors, is an advisor to HBM Partners (Cayman) Ltd. HBM Partners (Cayman) Ltd. provides investment management services to HBM Healthcare Investments (Cayman) Ltd. Mr. Bolte has no voting or investment power over the shares held by HBM Healthcare Investments (Cayman) Ltd., and disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(5)
Dr. Patel exercises voting control over shares held by Samir C. Patel LLC. Dr. Patel does not have a pecuniary interest in the shares held by Samir C. Patel LLC.

Royalty Financing

        In May 2013, we entered into our royalty purchase and sale agreement, or the royalty agreement, with Novo A/S, a 5% stockholder of which our director Dr. Dyrberg is an employee, pursuant to which we may obtain royalty financing in three tranches in an amount of up to $125.0 million in return for the sale to Novo A/S of aggregate royalties at low to mid single-digit percentages of worldwide sales of our lead product candidate FovistaTM, with the percentage determined by the amount of funding provided by Novo A/S. The first and second tranches of the royalty financing, in which Novo A/S purchased two low single-digit royalty interests and paid us $83.3 million in the aggregate, closed in May 2013 and January 2014. If the third and final royalty interest under the royalty agreement is purchased, Novo A/S will have a right to receive royalties on worldwide sales of Fovista at a mid-single-digit percentage. The closing of the final financing tranche is subject to the enrollment of a specified number of patients in our Phase 3 clinical trials of Fovista and our satisfying additional closing conditions and other obligations. Under specified circumstances, however, including terminations, suspensions or delays of our Phase 3 clinical trials for Fovista or transactions involving a change of control of us in which the acquiring party does not meet certain specifications, Novo A/S has the option to cancel the subsequent purchase and sale of the additional royalty interest. We also have the option to cancel the subsequent purchase and sale of the additional royalty interest in specified circumstances, including terminations, suspensions or delays in our Phase 3 clinical trials for Fovista, any change of control of us, or the completion of equity financings meeting specified thresholds. The royalty agreement provides that we will use the remaining proceeds we received from the first and second tranches of financing and future proceeds, if any, under the royalty agreement primarily to support clinical development and regulatory activities for Fovista and for certain other permitted purposes.

  Code of Business Conduct and Ethics

        Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website, which is located at investors.ophthotech.com. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of April 1, 2014:

Name	Age	Position
David R. Guyer, M.D.	54	Chief Executive Officer and Chairman of our Board of Directors
Samir C. Patel, M.D.	53	President and Vice Chairman of our Board of Directors
Bruce A. Peacock	62	Chief Financial and Business Officer, Treasurer

        In addition to the biographical information for Drs. Guyer and Patel, which are set forth above, under "Corporate Governance—Board of Directors—Members of Our Board of Directors," set forth below is certain biographical information about Mr. Peacock:

        Bruce A. Peacock has served as our Chief Financial and Business Officer since August 2013 and is also our Treasurer. Mr. Peacock served as our Chief Business Officer from September 2010 to August 2013. Since May 2006, Mr. Peacock also has served as a Venture Partner at SV Life Sciences, a venture capital firm. Mr. Peacock served as President and Chief Executive Officer of Alba Therapeutics, a biopharmaceutical company, from April 2008 to February 2011, and has served as Co-Chairman of the board of directors of Alba Therapeutics since April 2008. Prior to joining SV Life Sciences, Mr. Peacock served as Chief Executive Officer and a Director of The Little Clinic, a medical care services company. Previously, Mr. Peacock served as President and Chief Executive Officer and a director of Adolor Corporation, a publicly-held biotechnology company; as President, Chief Executive Officer and a member of the board of directors of Orthovita, Inc., a publicly-held orthopedic biomaterials company; as Executive Vice President, Chief Operating Officer and a member of the board of directors of Cephalon, Inc.; as Chief Financial Officer of Cephalon, Inc.; and as Chief Financial Officer of Centocor, Inc. Mr. Peacock serves as a member of the boards of directors of Discovery Laboratories, Inc., Invisible Sentinel Inc. and Ocean Power Technologies, Inc. and has served as a member of the boards of directors of Pharmacopeia, Inc., Ligand Pharmaceuticals Incorporated, and NeurogesX, Inc. Mr. Peacock earned a bachelor's degree in Business Administration from Villanova University and is a certified public accountant.

        Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

        Our "named executive officers" for the year ended December 31, 2013 were as follows: Dr. Guyer, our Chief Executive Officer and Chairman of our board of directors; Dr. Patel, our President and Vice Chairman of our board of directors; and Mr. Peacock, our Chief Financial and Business Officer.

Summary Compensation Table

        The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2013 and December 31, 2012.

Name and principal position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
David R. Guyer, M.D.(4)	2013	390,000	4,696,485	468,000	63,157	5,617,642
Chief Executive Officer
Samir C. Patel, M.D.(5)	2013	448,000	1,050,177	252,000	28,966	1,779,143
President	2012	434,765	77,558	110,917	26,162	649,402
Bruce Peacock(6)	2013	373,349	—	189,000	1,200	563,419
Chief Financial and Business	2012	362,305	38,799	77,026	1,072	479,202
Officer, Treasurer

(1)
The amounts reported in the "Option Awards" column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718. See Note 2 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 11, 2014, regarding assumptions underlying the valuation of equity awards.

(2)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column represent awards to our named executive officers under our annual cash bonus program.

(3)
The compensation included in the "All Other Compensation" column consists of premiums we paid with respect to each of our named executive officers for (a) medical, dental and vision insurance, (b) personal accident insurance, (c) life insurance, (d) long-term disability insurance, (e) short-term disability insurance, and (f) fees related to an education assistance program. In particular, with respect to Dr. Patel, we paid medical, dental and vision insurance premiums of $25,086 in 2012 and $27,887 in 2013 and with respect to Dr. Guyer, we paid medical, dental and vision insurance premiums of $17,429 in 2013. "All Other Compensation" also includes consulting fees paid to Dr. Guyer for the period prior to his appointment as our Chief Executive Officer. See Note (4) below.

(4)
Dr. Guyer also serves as a member of our board of directors but does not receive any additional compensation for his service as a director. Dr. Guyer was appointed as our Chief Executive Officer in April 2013. The salary information reflected for 2013 represents the pro rated portion of Dr. Guyer's annual salary of $520,000 attributable to the portion of the year during which Dr. Guyer served as our Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Dr. Guyer served as a member of our board of directors and as a consultant to Ophthotech. During 2013, Dr. Guyer was paid consulting fees of $45,000. Consulting fees paid to Dr. Guyer are reflected under "All Other Compensation".

(5)
Dr. Patel also serves as a member of our board of directors but does not receive any additional compensation for his service as a director. Dr. Patel served as our Chief Executive Officer until April 2013.

(6)
Mr. Peacock was appointed as our Chief Financial Officer in August 2013. Prior to his appointment as Chief Financial Officer, Mr. Peacock served as our Chief Business Officer, a role in which he continues to serve.

Narrative Disclosure to Summary Compensation Table

Executive Compensation Program Overview

        The primary elements of our executive compensation are:

  •
  base salary;

  •
  annual performance-based cash bonuses;

  •
  equity incentive awards;

  •
  broad-based health and welfare benefits; and

  •
  severance and change in control benefits.

Base Salary

        We use base salaries to recognize the experience, skills, knowledge and responsibilities of our employees, including our named executive officers. None of our executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. No formulaic base salary increases are provided to our named executive officers. However, on an annual basis, our compensation committee reviews and evaluates, with input from our chief executive officer, the need for adjustment of the base salaries of our executives.

        In 2013, consistent with the terms of each named executive officer's written employment agreement, Dr. Guyer received an annual base salary of $520,000 for the period during which he acted as Chief Executive Officer, Dr. Patel received an annual base salary of $448,000 and Mr. Peacock received an annual base salary of $373,349. In 2012, Dr. Patel received an annual base salary of $434,765 and Mr. Peacock received an annual base salary of $362,305.

        For 2014, Dr. Guyer receives an annual base salary of $545,000, Dr. Patel receives an annual base salary of $470,000, and Mr. Peacock receives an annual base salary of $410,000.

Equity Incentive Awards

        Our equity award program is the primary vehicle for offering long-term incentives to our executives. While we do not have any equity ownership guidelines for our executives, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options. To date, we have used equity awards both to compensate our executive officers in the form of initial grants in connection with the commencement of employment, as well as to provide additional, ongoing long-term incentives to our named executive officers as our business has developed. In the future, we also generally plan to grant equity awards on an annual basis to our executive officers.

        We have historically granted stock options with exercise prices that are set at no less than the fair market value of shares of our common stock on the date of grant as determined by contemporaneous valuations and reviewed and approved by our compensation committee or our board of directors.

Vesting for grants made prior to our initial public offering varied, depending on various considerations. In the future, we generally plan that equity awards granted to our named executive officers will be subject to vesting conditions typically used in biotechnology companies similar to us in size and stage of development. Vesting ceases upon termination of employment, and exercise rights cease shortly after termination of employment. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents.

        On January 2, 2014, our board of directors granted stock options to each of our named executive officers. Each of these option awards will vest with respect to 25% of the shares subject to the option on the first anniversary of the grant date and with respect to the remaining shares in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $31.29 per share, the last reported sale price of our common stock on The NASDAQ Global Select Market on the date of grant, and a grant date fair value of $21.42 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock issuable upon exercise of the stock options granted to our named executive officers on January 2, 2014:

Name	Option Award (#)
David R. Guyer, M.D.	175,000
Samir C. Patel, M.D.	140,000
Bruce Peacock	100,000

        In April 2013, our board of directors granted stock options to Dr. Guyer in connection with his appointment as Chief Executive Officer. In May 2013, our board of directors granted stock options to Dr. Patel in recognition of his continued service as President. The following table sets forth information regarding these grants to Dr. Guyer and to Dr. Patel.

Name	Option Award (#)		Exercise Price per share	Grant Date Fair Value(1)
David R. Guyer, M.D.	674,958	(2)	$10.03	$6.96
Samir C. Patel, M.D.	56,858	(2)	$13.22	$9.24
	56,858	(3)	$13.22	$9.24

(1)
These amounts represent the fair value of such share-based compensation, as determined in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification, or ASC, Topic 718. See Note 2 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 11, 2014, regarding assumptions underlying the valuation of equity awards.

(2)
The unvested shares vest monthly in equal amounts.

(3)
This option is subject to performance-based vesting. The unvested shares vest upon the occurrence of certain milestones.

        In 2012, based upon our overall performance, we granted to Dr. Patel an option to purchase 67,796 shares of our common stock and to Mr. Peacock an option to purchase 33,898 shares of our common stock. Each of these option awards vests in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $1.65 per share and a grant date fair value of $1.14 per share, as determined in accordance with ASC Topic 718.

Annual Performance-Based Cash Bonus

        We have designed our annual performance-based cash bonus program to emphasize pay-for-performance and to reward our named executive officers for (1) the achievement of specified annual corporate objectives and (2) the achievement of specified annual individual and functional performance objectives. Consistent with our compensation policies, a larger portion of the bonuses payable to our executive officers is tied to corporate performance as compared to individual performance. Each executive officer is eligible to receive an annual performance-based cash bonus, which we refer to as an annual cash bonus, in an amount based on a fixed percentage of his base salary, or target bonus percentage, and each of the foregoing elements is weighted in determining the percentage of the annual cash bonus that the executive will receive. The target bonus percentages for each of our named executive officers for 2014 are as follows: Dr. Guyer, 60%; Dr. Patel, 50%; and Mr. Peacock, 45%.

        Our compensation committee also has the authority to shift both corporate and individual goals to subsequent fiscal years and eliminate them from the current year's bonus calculation if it determines that circumstances that were beyond the control of the executive were the primary cause of a goal being unattainable.

        Each of our compensation committee and our board of directors has authority, in its sole discretion, to adjust the bonus percentage each year in connection with its review of the executive's performance and has authority to allow an executive to receive a bonus payment in excess of his or her annual cash bonus for exceptional performance. Further, our board reviews the assessment of each executive's performance conducted by the compensation committee with respect to the annual cash bonus and retains the authority, in its sole discretion, to modify the amount of the annual cash bonus above or below the amount recommended by the compensation committee.

        In 2013, consistent with the terms of each named executive officer's written employment agreement, Dr. Guyer was eligible for a target bonus equal to 60.0% of his base salary, Dr. Patel was eligible for a target bonus of 37.5% of his base salary and Mr. Peacock was eligible for a target bonus equal to 35.0% of his base salary. Based in part on our board's determination that Ophthotech attained 150% achievement of its corporate goals for the year, for 2013, Dr. Guyer was awarded a bonus in an amount equal to 90.0% of his base salary, Dr. Patel was awarded a bonus in an amount equal to 56.3% of his base salary and Mr. Peacock was awarded a bonus in an amount equal to 50.6% of his base salary. In 2012, Dr. Patel was eligible for a target bonus of 30.0% of his base salary and Mr. Peacock was eligible for a target bonus equal to 26.0% of his base salary. For 2012, Dr. Patel was awarded a bonus in an amount equal to 25.5% of his base salary and Mr. Peacock was awarded a bonus in an amount equal to 21.3% of his base salary.

Benefits and Other Compensation

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, group life insurance, accidental death, dismemberment insurance, long and short term disability insurance, and a 401(k) plan (which is described in more detail below under "—Additional Narrative Disclosure"). All of our executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The compensation committee in its discretion may revise, amend or add to the named executive officer's benefits and perquisites if it deems it advisable.

        Prior to his appointment as our Chief Executive Officer, Dr. Guyer served as a consultant to Ophthotech. During 2013, Dr. Guyer was paid consulting fees of $45,000. The consulting fees have been reflected in the "Summary Compensation Table" above as part of "All Other Compensation."

Severance and Change in Control Benefits

        Each of our named executive officers is entitled to certain severance and change in control benefits, as described below under "—Material Terms of Employment Agreements with Named Executive Officers."

Material Terms of Employment Agreements with Named Executive Officers

        We have written employment agreements with Dr. Guyer, Dr. Patel and Mr. Peacock. Dr. Patel's agreement provides for an employment term of one year, with the term automatically renewing for successive one-year terms, unless we or Dr. Patel give written notice of non-renewal at least 90 days prior to the renewal date. Our agreements with Dr. Guyer and Mr. Peacock do not have a stated term. The agreements with each of Dr. Guyer, Dr. Patel and Mr. Peacock provide for at-will employment. In addition, each of our executive officers is subject to invention assignment, non-disclosure, non-competition and non-solicitation agreements, either directly under his employment agreement or through separate agreements that were executed and delivered by the executive in connection with his employment agreement.

        Pursuant to the employment agreements, each of our executive officers is entitled to receive a minimum annual base salary as follows: Dr. Guyer $520,000; Dr. Patel $448,000; and Mr. Peacock $373,349.

        In addition, following the end of each calendar year, each executive is eligible to receive an annual bonus. The bonus is calculated as a percentage of the executive's annual base salary. The minimum target bonus percentages for each executive officer are as follows: Dr. Guyer 60.0%; Dr. Patel 37.5%; and Mr. Peacock 35.0%. Except as otherwise provided in their respective employment agreements, each executive must be actively employed on the date the bonus is paid in order to be eligible for and receive his annual bonus.

  Potential Payments Upon Termination or Change in Control

        Our stock incentive plans provide for the acceleration of vesting with respect to certain awards upon the termination of employment of any of our named executive officers under specified circumstances. In addition, upon execution and effectiveness of a separation agreement and release of claims, each named executive officer is entitled to severance payments if his employment is terminated under specified circumstances.

        Dr. Guyer.    If we terminate Dr. Guyer's employment without cause or if Dr. Guyer terminates his employment with us for good reason, each as defined in his employment agreement, Dr. Guyer is entitled to receive a lump sum payment in an amount equal to 12 months of his base salary; a pro-rated portion of his target bonus for the year in which his employment terminates; and continued coverage, at our expense, under our medical and dental benefit plans for 12 months immediately following the date of termination of his employment.

        Upon the occurrence of a change in control event, as defined in our amended and restated 2007 stock incentive plan, as amended, or the 2007 plan, subject to Dr. Guyer's continued employment as of the date of such event, or termination of Dr. Guyer's employment by us without cause within 75 days prior to (and in contemplation of) such event, the options awarded to Dr. Guyer in connection with his appointment as Chief Executive Officer in April 2013 become immediately exercisable in full with respect to all the unvested shares subject to such options.

        Dr. Patel.    If we terminate Dr. Patel's employment without cause or Dr. Patel terminates his employment with us for good reason, each as defined in his employment agreement, Dr. Patel is entitled to receive an amount equal to 12 months of his base salary payable in 12 equal monthly installments.

        Mr. Peacock.    If we terminate Mr. Peacock's employment without cause or if Mr. Peacock terminates his employment with us for good reason, each as defined in his employment agreement, Mr. Peacock is entitled to receive an amount equal to nine months of his base salary payable in nine equal monthly installments and continued coverage, at our expense, under our medical and dental benefit plans for nine months immediately following the termination of his employment.

        If we or our successor terminates Mr. Peacock's employment without cause or if Mr. Peacock terminates his employment with us or our successor for good reason, in each case within the one-year period following a change in control event, as defined in our 2007 plan, and such event also constitutes a "change in control event" within the meaning of the regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, in addition to the payments and other benefits described above, Mr. Peacock is also entitled to receive an amount equal to his target bonus for the year in which his employment terminates.

        Alternatively (and not in addition to the payments described above), if, following Mr. Peacock attaining the age of 63, which will occur in June 2014, he voluntarily terminates his employment on or after September 30, 2014, which is the date that is one year following the completion of our initial public offering, Mr. Peacock is entitled to receive an amount equal to 12 months of his base salary payable in 12 equal monthly installments; his target bonus for the year in which his employment terminates; the bonus he would have otherwise been entitled to receive for the year in which his employment terminates, had he remained an employee for the entire calendar year; and continued coverage, at our expense, under our medical and dental benefit plans for 12 months immediately following the termination of his employment. In addition, Mr. Peacock will be entitled to receive an offer to enter into a consulting arrangement with us following such a termination of his employment, in connection with which he will be entitled to receive, in exchange for the provision of consulting services: one twelfth of his then-current annualized base salary for each of the first three months he provides consulting services to us; 75% of such amount for each of the next three months during which he provides consulting services to us; and 50% of such amount for each of the following six months during which he provides consulting services to us. Provided Mr. Peacock is then providing consulting services to us, upon the occurrence of a change in control event, as defined in our 2007 plan, that also constitutes a "change in control event" within the meaning of the regulations promulgated under Section 409A of the Code, or in the event of our termination of the consulting arrangement without cause, Mr. Peacock is entitled to receive a lump sum payment in an amount equal to the maximum amount of payments he could have received under the consulting arrangement had he provided consulting services for a full 12 month period (less any amounts he has already received). Mr. Peacock's employment agreement provides that any fees for consulting services provided by Mr. Peacock following the first anniversary of his termination of employment will be negotiated at arm's length.

  Taxation

        To the extent that any payment, benefit, or distribution (or combination thereof) by us or any of our affiliates to Dr. Guyer pursuant to his employment agreement or any other agreement, plan or arrangement would be subject to the excise tax imposed by Section 4999 of the Code, Dr. Guyer is entitled to receive an amount that, after payment of all applicable taxes by Dr. Guyer, is equal to the excise tax and any other applicable interest or penalties that Dr. Guyer may owe in connection with such excise tax.

Outstanding Equity Awards as of December 31, 2013

        The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2013:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($/share)	Option Expiration Date
David R. Guyer, M.D.	112,491	562,467	(1)	$10.03	4/25/2023
Samir C. Patel, M.D.	235,904	—		$1.59	5/17/2020
	37,216	20,411	(2)	$1.65	5/10/2021
	28,248	39,548	(3)	$1.65	4/8/2022
	8,292	48,566	(4)	$13.21	5/28/2023
	—	56,858	(5)	$13.21	5/28/2023
Bruce Peacock	72,941	—		$1.65	9/27/2020
	179,270	58,205	(6)	$1.65	9/27/2020
	16,350	4,451	(7)	$1.65	5/10/2021
	1,163	5,154	(8)	$1.65	5/10/2021
	14,124	19,774	(3)	$1.65	4/8/2022

(1)
The unvested shares vest monthly in approximately equal amounts through April 2017.
(2)
The unvested shares vest monthly in approximately equal amounts through May 2015.
(3)
The unvested shares vest monthly in approximately equal amounts through April 2016.
(4)
The unvested shares vest monthly in approximately equal amounts through May 2017.
(5)
This option is subject to performance-based vesting. The unvested shares vest upon the occurrence of certain milestones.
(6)
The unvested shares vest monthly as to approximately equal amounts from January 2014 to September 2014.
(7)
The unvested shares vest monthly as to 497 shares in May 2014; and as to approximately equal amounts from June 2014 to December 2014.
(8)
The unvested shares vest monthly as to 564 shares in January 2014; monthly as to 565 shares from February 2014 to May 2014; 68 shares in January 2015; monthly as to 565 shares from February 2015 to April 2015; and 567 shares in May 2015.

Additional Narrative Disclosure

        401(k) Retirement Plan.    We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $17,500 in 2014, and have the amount of the reduction contributed to the 401(k) plan. Commencing January 2014, we will match 100% of an employee's contributions to the 401(k) plan up to the first 2% of the employee's salary, and 50% of the employee's contributions up to the next 4% of the employee's salary, up to a maximum amount of $8,000 per employee.

        Pension Benefits.    We do not maintain any defined benefit pension plans.

        Nonqualified Deferred Compensation.    We do not maintain any nonqualified deferred compensation plans.

        Rule 10b5-1 Sales Plans.    Some of our senior employees, including our named executive officers, have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. These plans were adopted when such employees were not in possession of material, nonpublic information and in accordance with our insider trading policy. Our directors and other senior employees may also adopt such plans in the future. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or employee when entering into the plan, without further direction from the director or employee. It also is possible that the director or employee could amend or terminate any such plan when not in possession of material, nonpublic information and otherwise in accordance with our insider trading policy. In addition, our directors and employees, including our named executive officers, may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information and otherwise in accordance with our insider trading policy.

Amended and Restated 2007 Stock Incentive Plan

        The 2007 plan was adopted by our board of directors and approved by our stockholders in December 2007. Following our initial public offering, we no longer grant awards under the 2007 plan. The 2007 plan provided for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards and other stock-based awards. Our employees, officers, directors, consultants and advisors were eligible to receive awards under our 2007 plan; however, incentive stock options could only be granted to our employees.

        The type of award granted under our 2007 plan and the terms of such award are set forth in the applicable award agreement.

        Upon the occurrence of a merger or consolidation of the company with or into another entity, as a result of which all of the outstanding shares of our common stock are exchanged for cash, securities or other property or are cancelled, or any exchange of all of the outstanding shares of our common stock for cash, securities or other property pursuant to a share exchange transaction or upon a liquidation or dissolution of the company, our board of directors may take any one or more of the following actions:

  •
  provide that awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

  •
  upon written notice to a plan participant, provide that the participant's unexercised awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant within a specified period;

  •
  provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such transaction;

  •
  in the event of such a transaction, under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the transaction, make or provide for a cash payment to a plan participant;

  •
  provide that, in connection with a liquidation or dissolution of the company, awards shall convert into the right to receive liquidation proceeds; or

  •
  any combination of the foregoing.

        Our board of directors does not need to take the same action with respect to all awards and may take different actions with respect to portions of the same award.

        Pursuant to the terms of the 2007 plan, if, on or prior to the first anniversary of a change in control (as defined in the 2007 plan), the employment of a plan participant is terminated for good reason by the participant or without cause by the company, as such terms are defined in the 2007 plan:

  •
  all unvested options then held by such participant shall immediately become exercisable in full; and

  •
  all restricted stock then held by such participant shall immediately become free from all conditions or restrictions.

        Our board of directors may at any time provide that any award will become immediately exercisable in full or in part, free from some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

2013 Stock Incentive Plan

        Our board of directors adopted and our stockholders approved the 2013 stock incentive plan in August 2013. The 2013 stock incentive plan became effective immediately prior to the closing of our initial public offering on September 30, 2013. The 2013 stock incentive plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock-based awards. The number of shares of our common stock that are reserved for issuance under the 2013 stock incentive plan is the sum of (1) the number of shares (up to 3,362,256 shares) equal to the sum of 739,317, which was the number of shares of our common stock available for issuance under the 2007 plan at the time of the completion of our initial public offering, and the number of shares of our common stock subject to outstanding awards under the 2007 plan that expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right plus (2) an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2014 and continuing until, and including, the fiscal year ending December 31, 2023, equal to the lowest of 2,542,372 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors, which, in the case of 2014, was 1,256,528 shares, or 4% of the number of shares of our common stock outstanding as of January 1, 2014.

        Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2013 stock incentive plan. However, incentive stock options may only be granted to our employees.

        Pursuant to the terms of the 2013 stock incentive plan, our compensation committee, pursuant to authority delegated to it by our board of directors, administers the plan and, subject to any limitations in the plan, selects the recipients of awards and determines:

  •
  the number of shares of our common stock covered by options and the dates upon which the options become exercisable;

  •
  the type of options to be granted;

  •
  the duration of options, which may not be in excess of ten years;

  •
  the exercise price of options, which must be at least equal to the fair market value of our common stock on the date of grant; and

  •
  the number of shares of our common stock subject to and the terms of any stock appreciation rights, restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, measurement price, issue price and repurchase price (though the measurement price of stock appreciation rights must be at least equal to the fair market value of our common stock on the date of grant and the duration of such awards may not be in excess of ten years).

        The compensation committee of our board of directors has also delegated authority to our Chief Executive Officer to grant awards under the 2013 stock incentive plan. Our Chief Executive Officer has the power to make awards to all of our employees, except our officers or any other employee with the title of Vice President or above (i.e., Senior Vice President, Executive Vice President or President). Our compensation committee has fixed the terms of the awards to be granted by our Chief Executive Officer, including the exercise price of such awards (which will be the fair market value of our common stock on the date of grant), and the maximum number of shares subject to awards that our Chief Executive Officer may make in a single grant to any one person in any calendar year, and the maximum number of shares subject to awards, in the aggregate, in any one year.

        Upon a merger or other reorganization event (as defined in our 2013 stock incentive plan), our board of directors may, in its sole discretion, take any one or more of the following actions pursuant to the 2013 stock incentive plan as to some or all outstanding awards other than restricted stock:

  •
  provide that all outstanding awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation (or an affiliate thereof);

  •
  upon written notice to a participant, provide that all of the participant's unvested and/or unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;

  •
  provide that outstanding awards shall become exercisable, realizable or deliverable, or restrictions applicable to an award shall lapse, in whole or in part, prior to or upon such reorganization event;

  •
  in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by a participant equal to (1) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award; and/or

  •
  provide that, in connection with a liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings).

        Our board of directors does not need to take the same action with respect to all awards and may take different actions with respect to portions of the same award.

        In the case of certain restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

        Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights with respect to outstanding awards of restricted stock will continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted or exchanged pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the award of restricted stock.

        At any time, our board of directors may, in its sole discretion, provide that any award under the 2013 stock incentive plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

        In addition, the 2013 stock incentive plan provides that, notwithstanding the provisions of the plan that may apply upon a reorganization event and except as otherwise provided for in the instrument evidencing an option or award of restricted stock or any other agreement between us and the participant, upon the occurrence of a change in control event (as defined in the 2013 stock incentive plan) each option shall become immediately exercisable and each award of restricted stock shall become immediately free from all conditions and restrictions, if, in either case, the employment of the participant holding such award is terminated by us (or our acquirer or successor) without cause (as defined in the 2013 stock incentive plan) or by the participant for good reason (as defined in the 2013 stock incentive plan), on or prior to the first anniversary of the date of the change in control event. Our board of directors may specify in an award at the time of grant the effect of a change in control event on any stock appreciation right, restricted stock unit or other stock-based award.

        No award may be granted under the 2013 stock incentive plan on or after August 26, 2023. Our board of directors may amend, suspend or terminate the 2013 stock incentive plan at any time, except that stockholder approval may be required to comply with applicable law or stock market requirements.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table contains information about our equity compensation plans as of December 31, 2013. As of December 31, 2013, we had two equity compensation plans, both of which were approved by our stockholders: the 2007 plan and the 2013 stock incentive plan.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,795,419	$9.31	503,155
Equity compensation plans not approved by security holders	—	—	—

Total	2,795,419	$9.31	503,155

        As described above under "—2013 Stock Incentive Plan", the 2013 stock incentive plan includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2014 and continuing until, and including, the fiscal year ending December 31, 2023, with such annual increase to be equal to the lowest of 2,542,372 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors, which, in the case of 2014, was 1,256,528 shares, or 4% of the number of shares of our common stock outstanding as of January 1, 2014.

 Risk Considerations in Our Compensation Program

        Our compensation committee has reviewed and evaluated the philosophy and standards on which our compensation plans have been developed and implemented across our company. It is our belief that our compensation programs do not encourage inappropriate actions or risk taking by our executive officers. We do not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. In addition, we do not believe that the mix and design of the components of our executive compensation program encourage management to assume excessive risks.

        We believe that our current business process and planning cycle fosters the following behaviors and controls that mitigate the potential for adverse risk caused by the action of our executives:

  •
  annual establishment of corporate and individual objectives for our performance-based cash bonus programs for our executive officers that are consistent with our annual operating and strategic plans, that are designed to achieve the proper risk/reward balance, and that should not require excessive risk taking to achieve;

  •
  the mix between fixed and variable, annual and long-term and cash and equity compensation are designed to encourage strategies and actions that balance our short-term and long-term best interests; and

  •
  stock option awards vest over a period of time, which we believe encourages executives to take a long-term view of our business.

Limits on Hedging and Pledging

        As part of our insider trading policy, all employees, including executive officers, and members of our board of directors are prohibited from engaging in certain types of hedging transactions involving our securities, specifically short sales, including short sales "against the box," and purchases or sales of puts, calls or other derivative securities. Our insider trading policy also prohibits certain types of pledges of our securities by all employees, including executive officers, and members of our board of directors, specifically purchases of our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan, with an exception for pledges of our securities as collateral for a loan only after certain prerequisites are met and only with the pre-approval of our Chief Financial Officer or General Counsel.

Tax and Accounting Considerations

        Section 162(m) of the Code, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other most highly paid executive officers (other than our chief financial officer). Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We intend to periodically review the potential consequences of Section 162(m), and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation will remain tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of our stockholders.

        We account for equity compensation paid to our employees in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or ASC 718, which requires us to measure and recognize compensation expense in our financial statements for all stock-based payments based on an estimate of their fair value over the service period of the award. We record cash compensation as an expense at the time the obligation is accrued.

DIRECTOR COMPENSATION

Summary Compensation Table

        The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2013, with the exception of Dr. Guyer and Dr. Patel, who do not receive compensation for service on our board of directors and whose compensation is included in the "Summary Compensation Table" above. Our non-employee directors did not receive any compensation for their service as directors during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Axel Bolte(3)	$—	$—	$—
Thomas Dyrberg, M.D., D.M.Sc.(4)	12,500	489,455	501,955
Nicholas Galakatos, Ph.D.	13,000	489,455	502,455
Michael Ross, Ph.D.	10,000	489,455	499,455
Glenn Sblendorio	13,750	294,963	308,713

(1)
Fees earned or paid in cash consist of:
•
for Dr. Dyrberg, $10,000 for serving as a member of our board and $2,500 for serving as the chairman of our nominating and corporate governance committee;
•
for Dr. Galakatos, $10,000 for serving as a member of our board and $3,000 for serving as the chairman of our compensation committee;
•
for Dr. Ross, $10,000 for serving as a member of our board; and
•
for Mr. Sblendorio, $10,000 for serving as a member of our board and $3,750 for serving as the chairman of our audit committee.
(2)
The amounts reported in the "Option Awards" column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 2 to our audited financial statements appearing in our Annual Report on Form 10-K, which was filed with the SEC on March 11, 2014, regarding assumptions underlying the valuation of equity awards.
(3)
Mr. Bolte has declined to receive any compensation on account of his service on our board of directors.
(4)
In March 2014, Dr. Dyrberg elected to terminate the option grant he received in 2013 in connection with the completion of our initial public offering.

        In connection with his election to our board of directors, Mr. Sblendorio received an option to purchase 15,084 shares of our common stock. In connection with the completion of our initial public offering, each of Dr. Dyrberg, Dr. Galakatos and Dr. Ross received an option to purchase 22,033 shares of our common stock and Mr. Sblendorio received an option to purchase 6,949 shares of our common stock. In March 2014, Dr. Dyrberg elected to terminate the option grant he received in 2013 in connection with the completion of our initial public offering. The stock options granted to Dr. Galakatos, Dr. Ross and Mr. Sblendorio have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant and vest monthly in equal amounts over a three-year period subject to continued service on our board.

Director Compensation Arrangements

        Our non-employee directors are compensated for their services on our board of directors as follows:

  •
  each non-employee director will receive an option to purchase 22,033 shares of our common stock upon his or her initial election or appointment to our board of directors;

  •
  each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option to purchase 9,322 shares of our common stock on the date of the first meeting of our board of directors held after each annual meeting of stockholders;

  •
  each non-employee director will receive an annual fee of $40,000; and

  •
  each non-employee director who serves as chairman of a committee of our board of directors will receive additional compensation as follows:

  •
  chairman of the audit committee—an additional annual fee of $15,000;

  •
  chairman of the compensation committee—an additional annual fee of $12,000; and

  •
  chairman of the nominating and corporate governance committee—an additional annual fee of $10,000.

        Following our 2014 Annual Meeting, the annual fees paid to the chairman of the audit committee will increase to $18,000, each additional member of the audit committee will receive an annual fee of $8,000 and each member of the compensation committee and nominating and corporate governance committee, other than the respective chairmen, will receive an annual fee of $5,000. In addition, in lieu of the equity compensation described above, following our 2014 Annual Meeting of stockholders, each non-employee director will receive an option to purchase 28,000 shares of our common stock upon his or her initial election or appointment to our board of directors and each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option to purchase 15,000 shares of our common stock on the date of the first meeting of our board of directors held after each annual meeting of stockholders. Both Mr. Bolte and Dr. Dyrberg have elected not to receive any further option grants as equity compensation for their service on our board of directors.

        The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our non-employee directors will, subject to the director's continued service on our board, vest monthly in equal amounts over a three-year period. The annual stock options granted to our non-employee directors will, subject to the director's continued service on our board, vest monthly in equal amounts over a one-year period through the earlier of the business day before the next annual meeting or the first anniversary of the grant date at which time they will vest in full. Stock options granted to our non-employee directors will vest in full upon the occurrence of a change in control of us.

        Each annual fee will be payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board.

        Each member of our board of directors is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which he serves. Prior to our initial public offering, other than the stock options granted to Mr. Sblendorio in connection with his election to our board of directors, we did not pay cash retainers or other compensation with respect to service on our board of directors. We have historically reimbursed our directors for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors or committees of the board of directors.

AUDIT-RELATED MATTERS

Audit Committee Report

        The audit committee of the board of directors of Ophthotech Corporation has reviewed Ophthotech's audited financial statements for the fiscal year ended December 31, 2013 and discussed them with Ophthotech's management and Ernst & Young LLP, Ophthotech's independent registered public accounting firm.

        The audit committee has received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The audit committee has received the written disclosures and the letter from Ernst & Young LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Ophthotech's independent registered public accounting firm its independence.

        Based on the review and discussions referred to above, the audit committee recommended to Ophthotech's board of directors that the audited financial statements referred to above be included in Ophthotech's Annual Report on Form 10-K for the year ended December 31, 2013.

        By the audit committee of the board of directors of Ophthotech Corporation.

Glenn Sblendorio Axel Bolte Nicholas Galakatos, Ph.D.

Audit Fees and Services

        The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2013	2012
Audit Fees(1)	$1,335,174	$127,500
Audit-Related Fees	—	—
Tax Fees(2)	$25,300	$8,500
All Other Fees	—	—

Total Fees	$1,360,474	$136,000

(1)
This category includes fees for professional services performed by Ernst & Young LLP for the audit of our annual financial statements in 2013 and 2012. Included in 2013 are also the fees related to the review of condensed financial statements included in our Quarterly Reports on Form 10-Q, the registration statement on Form S-1 filed in connection with our initial public offering, and the registration statement on Form S-1 filed in connection with our follow-on public offering. Audit Fees for 2013 also consist of fees related to the filing of a registration statement on Form S-8.
(2)
This category consists of fees for professional services rendered by Ernst & Young LLP for tax compliance services for 2012 and 2013. Included in 2013 are fees related an IRS Code Section 382 study performed by Ernst & Young LLP.

        All such accountant services and fees were pre-approved by our audit committee in accordance with the "Pre-Approval Policies and Procedures" described below.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Class I Directors

        In accordance with the terms of our certificate of incorporation and our bylaws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

  •
  Class I: Nicholas Galakatos, Ph.D. and Michael Ross, Ph.D., and their term expires at the 2014 Annual Meeting.

  •
  Class II: Axel Bolte and Samir Patel, M.D., and their term expires at the annual meeting of stockholders to be held in 2015.

  •
  Class III: David R. Guyer, M.D., Thomas Dyrberg, M.D., D.M.Sc. and Glenn Sblendorio, and their term expires at the annual meeting of stockholders to be held in 2016.

        At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Drs. Galakatos and Ross are current directors whose terms expire at the 2014 Annual Meeting. Drs. Galakatos and Ross are each nominated for re-election as a class I director, with a term ending in 2017.

        Unless otherwise instructed in the proxy, all proxies will be voted "FOR" the election of each of the nominees identified above to a three-year term ending in 2017, each such nominee to hold office until his successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for either or both nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that either of the nominees will be unable to serve if elected.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

 Proposal 2: To Ratify the Selection of Ernst & Young LLP as Ophthotech's Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

        The audit committee of our board of directors has selected the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP has served as our independent registered public accounting firm since the fiscal year ended December 31, 2007. Although stockholder approval of the selection of Ernst & Young LLP is not required by law or NASDAQ rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OPHTHOTECH' S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

OWNERSHIP OF COMMON STOCK

        The following table sets forth information with respect to the beneficial ownership of our common stock as of April 2, 2014 by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

        The percentages in the columns entitled "Shares Beneficially Owned" are based on a total of 33,330,957 shares of our common stock outstanding as of April 2, 2014. The information set forth in the columns entitled "Shares Beneficially Owned" do not give effect to the issuance of any additional shares issuable upon exercise of outstanding options or warrants as of April 2, 2014.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 2, 2014, are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119.

        Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an "*."

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
David R. Guyer, M.D.(1)	205,354	*
Samir C. Patel, M.D.(2)	832,421	2.5%
Bruce Peacock(3)	310,652	*
Axel Bolte(4)	2,000	*
Thomas Dyrberg, M.D., D.M.Sc.(5)	700	*
Nicholas Galakatos, Ph.D.(6)	3,064,028	9.2%
Michael Ross, Ph. D(7)	4,284	*
Glenn Sblendorio(8)	5,541	*
All Executive Officers and Directors as a Group (8 persons)(9)	4,424,980	13.0%
5% Stockholders
Clarus Lifesciences II, L.P.(10)	3,054,744	9.2%
Entities Affiliated with FMR LLC(11)	1,878,763	5.6%
Entities Affiliated with SV Life Sciences(12)	5,333,693	16.0%
HBM Healthcare Investments (Cayman) Limited(13)	3,653,572	11.0%
Novo A/S(14)	6,910,489	20.7%

*
Less than one percent.

(1)
Consists of (i) 182,798 shares of common stock underlying options that are exercisable as of April 2, 2014, or will become exercisable within 60 days after such date and (ii) 22,556 shares of common stock held by Dr. Guyer in his individual capacity.
(2)
Consists of (i) 328,646 shares of common stock underlying options that are exercisable as of April 2, 2014, or will become exercisable within 60 days after such date; (ii) 118,791 shares of common stock held by Dr. Patel in his individual capacity; and (iii) 384,984 shares of common stock held by Samir C. Patel LLC. Dr. Patel exercises voting control over shares held by Samir C. Patel LLC. Dr. Patel does not have any pecuniary interest in the shares held by Samir C. Patel LLC.
(3)
Consists of 310,652 shares of common stock underlying options that are exercisable as of April 2, 2014, or will become exercisable within 60 days after such date.
(4)
Consists of 2,000 shares of common stock held by Mr. Bolte in his individual capacity. Mr. Bolte is an advisor to HBM Partners (Cayman) Ltd. HBM Partners (Cayman) Ltd. provides investment management services to HBM Healthcare Investments (Cayman) Ltd. Mr. Bolte, a member of our board of directors, has no voting or investment power over the shares held by HBM Healthcare Investments (Cayman) Ltd., and disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(5)
Consists of 700 shares of common stock held by Dr. Dyrberg in his individual capacity. Dr. Dyrberg is employed as a Senior Partner of Novo A/S. Dr. Dyrberg disclaims beneficial ownership of shares held by Novo A/S, except to the extent of his pecuniary interest arising as a result of his employment with Novo A/S.
(6)
Consists of (i) 4,284 shares of common stock underlying options that are exercisable as of April 2, 2014, or will become exercisable within 60 days after such date; (ii) 2,500 shares of common stock held by Dr. Galakatos in his individual capacity; (iii) 2,500 shares of common stock held by AG Peakham Trust LLC; and (iv) 3,054,744 shares of common stock held by Clarus Lifesciences II, L.P. Dr. Galakatos is a manager of AG Peakham Trust LLC. Clarus Ventures II GP, L.P., as the sole general partner of Clarus Lifesciences II, L.P., may be deemed to beneficially own certain of the shares held by Clarus Lifesciences II, L.P. Clarus Ventures II GP, L.P. disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P. in which Clarus Ventures II GP, L.P. does not have an actual pecuniary interest. Clarus Ventures II, LLC, as the sole general partner of Clarus Ventures II GP, L.P., may be deemed to beneficially own certain of the shares held by Clarus Lifesciences II, L.P. Clarus Ventures II, LLC disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P. in which it does not have an actual pecuniary interest. Each of Nicholas Galakatos, a member of our board of directors, and Denis Henner, Robert Liptak, Nicholas Simon, Michael Steinmetz and Kurt Wheeler, as individual Managing Directors of Clarus Ventures II, LLC, individually have investment and voting control over the shares held by Clarus Lifesciences II, L.P. Each of Messrs. Galakatos, Henner, Liptak, Simon, Steinmetz and Wheeler disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P except to the extent of any pecuniary interest therein. The address of Clarus Ventures II, LLC, Clarus Lifesciences II, L.P. and their affiliates is 101 Main St. #1210, Cambridge MA 02142.
(7)
Consists of 4,284 shares of common stock underlying options that are exercisable as of April 2, 2014, or will become exercisable within 60 days after such date.
(8)
Consists of 5,541 shares of common stock underlying options that are exercisable as of April 2, 2014, or will become exercisable within 60 days after such date.
(9)
Consists of (i) 3,054,744 shares of common stock; and (ii) 836,205 shares of common stock underlying options that are exercisable as of April 2, 2014, or will become exercisable within 60 days after such date.
(10)
Consists of 3,054,744 shares of common stock held by Clarus Lifesciences II, L.P. Clarus Ventures II GP, L.P., as the sole general partner of Clarus Lifesciences II, L.P., may be deemed to beneficially own certain of the shares held by Clarus Lifesciences II, L.P. Clarus Ventures II GP, L.P. disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P. in which

  Clarus Ventures II GP, L.P. does not have an actual pecuniary interest. Clarus Ventures II, LLC, as the sole general partner of Clarus Ventures II GP, L.P., may be deemed to beneficially own certain of the shares held by Clarus Lifesciences II, L.P. Clarus Ventures II, LLC disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P. in which it does not have an actual pecuniary interest. Each of Nicholas Galakatos, a member of our board of directors, and Denis Henner, Robert Liptak, Nicholas Simon, Michael Steinmetz and Kurt Wheeler, as individual Managing Directors of Clarus Ventures II, LLC, individually have investment and voting control over the shares held by Clarus Lifesciences II, L.P. Each of Messrs. Galakatos, Henner, Liptak, Simon, Steinmetz and Wheeler disclaims beneficial ownership of all shares held by Clarus Lifesciences II, L.P except to the extent of any pecuniary interest therein. The address of Clarus Ventures II, LLC, Clarus Lifesciences II, L.P. and their affiliates is 101 Main St. #1210, Cambridge MA 02142. We obtained much of the information regarding beneficial ownership of these shares from Amendment No. 1 to a Schedule 13D that was filed with the SEC on February 26, 2014.

(11)
Consists of 1,878,763 shares of common stock reported as beneficially owned by FMR, LLC, or FMR, of which FMR reports sole voting power with respect to 0 shares and sole dispositive power with respect to 1,878,763 shares. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210. Fidelity SelectCo, LLC, or SelectCo, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,647,663 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, or the SelectCo Funds. Edward C. Johnson 3d and FMR, through its control of SelectCo, and the SelectCo Funds each has sole power to dispose of the 1,647,663 owned by the SelectCo Funds. The address of SelectCo is 1225 17th Street, Suite 1100, Denver, Colorado 80202. Members of the family of Edward C. Johnson 3d, Chairman of FMR, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Voting of the shares is carried out under written guidelines established by the Funds' Boards of Trustees. We obtained information regarding beneficial ownership of these shares solely from a Schedule 13G that was filed with the SEC on February 2, 2014.
(12)
Consists of (i) 4,939,228 shares of common stock held by SV Life Sciences Fund IV, L.P.; (ii) 140,228 shares of common stock held by SV Life Sciences Fund IV Strategic Partners, L.P.; and (iii) 254,237 shares of common stock, held by SV Life Sciences Advisers, LLC. The general partner of SV Life Sciences Fund IV, L.P. and SV Life Sciences Fund IV Strategic Partners, L.P. is SV Life Sciences Fund IV (GP), LP. The general partner of SV Life Sciences Fund IV (GP), LP is SVLSF IV, LLC. The members of SV Life Sciences Advisers, LLC are Kate Bingham, James Garvey, Eugene D. Hill, III, David Milne, Michael Ross, Tom Flynn and Paul LaViolette. The members of the investment committee for SVLSF IV, LLC are Kate Bingham, James Garvey, Eugene D. Hill, III, David Milne and Michael Ross. SV Life Sciences Managers LLP is the investment manager of International Biotechnology Trust plc, the holder of 203,649 shares of common stock, and a selling stockholder. Kate Bingham, who is a member of SV Life Sciences Advisers, LLC and a member of the SVLSF IV, LLC investment committee, is also a member of the investment committee for SV Life Sciences Managers LLP, a committee whose other members are Dr. Carl Harald Janson and Ailsa Craig. Michael Ross, Ph.D., one of our directors, is a Managing Partner of SV Life Sciences Advisers, LLC. David R. Guyer, M.D., our Chief Executive Officer and Chairman of our board of directors, and Bruce Peacock, our Chief Financial and Business Officer, are Venture Partners of SV Life Sciences Advisers, LLC. None of Dr. Ross, Dr. Guyer or Mr. Peacock exercises investment or voting control over such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address of SVLSF IV, LLC, SV Life Sciences Advisers, LLC, and their affiliates is One Boston Place, Suite 3900, Boston, MA 02108. The address of SV Life Sciences Managers LLP is 71 Kingsway, London, United Kingdom, WC2B 6ST. We obtained much of the information regarding beneficial ownership of these shares from Amendment No. 1 to a Schedule 13D that was filed with the SEC on February 19, 2014.

(13)
Consists of (i) 3,639,902 shares of common stock; and (ii) 13,670 shares of common stock issuable upon exercise of immediately exercisable warrants, in the case of each of clauses (i) and (ii), held by HBM Healthcare Investments (Cayman) LTD. The board of directors of HBM Healthcare Investments (Cayman) Ltd. has sole voting and investment power with respect to the shares by held by such entity. The board of directors of HBM Healthcare Investments (Cayman) Ltd. is comprised of Jean-Marc Le Sieur, Richard Coles, Sophia Harris, Dr. Andreas Wicki and John Urquhart, none of whom has individual voting or investment power with respect to such shares, and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Mr. Bolte is an advisor to HBM Partners (Cayman) Ltd. HBM Partners (Cayman) Ltd. provides investment management services to HBM Healthcare Investments (Cayman) Ltd. Mr. Bolte, a member of our board of directors, has no voting or investment power over the shares held by HBM Healthcare Investments (Cayman) Ltd., and disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. The address for HBM Healthcare Investments (Cayman) Ltd. is Governor's Square, Suite #4-212-2, 23 Lime Tree Bay Avenue, West Bay, Grand Cayman.
(14)
Consists of (i) 6,896,819 shares of common stock; and (ii) 13,670 shares of common stock issuable upon exercise of immediately exercisable warrants, in the case of each of clauses (i) and (ii), held by Novo A/S. Novo A/S is a Danish limited liability company. The board of directors of Novo A/S, which consists of Sten Scheibye, Go?ran Ando, Jørgen Boe, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has sole voting and investment power with respect to the shares held by Novo A/S. None of the members of the board of directors of Novo A/S has individual voting or investment power with respect to such shares and each disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Dr. Dyrberg, a member of our board of directors, is employed as a Senior Partner of Novo A/S. Dr. Dyrberg disclaims beneficial ownership of shares held by Novo A/S, except to the extent of his pecuniary interest arising as a result of his employment with Novo A/S. The address for Novo A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark. We obtained much of the information regarding beneficial ownership of these shares from Amendment No. 1 to a Schedule 13D that was filed with the SEC on February 26, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2013, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them except that (i) a Form 4 for Axel Bolte for a transaction on September 25, 2013 was filed late on October 7, 2013, (ii) a Form 4 for HBM Healthcare Investments (Cayman) Ltd. for a transaction on September 25, 2013 was filed late on October 3, 2013 and (iii) a Form 4 for Nicholas Galakatos for a transaction on September 30, 2013 was filed late on November 20, 2013.

OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This proxy is solicited on behalf of our board of directors.    We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ophthotech Corporation, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, or by calling (212) 845-8200. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2015 Annual Meeting of Stockholders

        Proposals of stockholders intended to be presented at our 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our principal offices, One Penn Plaza, 19th Floor, New York, New York 10119, Attention: Corporate Secretary, no later than December 22, 2014, the date that is 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in the proxy statement and proxy card relating to that meeting.

        If a stockholder wishes to present a proposal at our 2015 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our bylaws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than January 21, 2015, and no later than February 20, 2015, provided that if the date of the 2015 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2015 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2015 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2015 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2015 Annual Meeting of Stockholders was made, whichever occurs first.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Ophthotech Corporation 01U1MB 2 1 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A For Against Abstain 2. To ratify the selection of Ernst & Young LLP as Ophthotech’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014 In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board of Directors of Ophthotech Corporation recommends a vote FOR all the nominees listed and FOR Proposal 2. 01 - Nicholas Galakatos, Ph.D. 02 - Michael Ross, Ph.D. 1. Election of Directors: For Withhold For Withhold MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMM 1 9 5 5 9 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2014. Vote by Internet • Go to www.envisionreports.com/OPHT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

. OPHTHOTECH CORPORATION One Penn Plaza, 19th Floor New York, NY 10119 Annual Meeting of Stockholders – May 21, 2014 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Barbara Wood and Bruce Peacock, or either of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2014 Annual Meeting of Stockholders of OPHTHOTECH CORPORATION to be held on May 21, 2014, at 9:00 a.m., Eastern Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, the receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. Should a director nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE. Proxy – Ophthotech Corporation 2014 Annual Meeting Admission Ticket 2014 Annual Meeting of Ophthotech Corporation Shareholders May 21, 2014 at 9:00a.m., Eastern Time Langham Place 400 Fifth Avenue, 3rd Floor, Salon B New York, NY 10018 Upon arrival, please present this admission ticket and photo identification at the registration desk. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Ophthotech Corporation 01U1NB 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A For Against Abstain 2. To ratify the selection of Ernst & Young LLP as Ophthotech’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014 In their discretion, the Proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) or postponement(s) thereof. IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board of Directors of Ophthotech Corporation recommends a vote FOR all the nominees listed and FOR Proposal 2. 01 - Nicholas Galakatos, Ph.D. 02 - Michael Ross, Ph.D. 1. Election of Directors: For Withhold For Withhold MMMMMMMMMMMM 1 9 5 5 9 1 2 MMMMMMMMM

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . OPHTHOTECH CORPORATION One Penn Plaza, 19th Floor New York, NY 10119 Annual Meeting of Stockholders – May 21, 2014 Proxy Solicited on Behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Barbara Wood and Bruce Peacock, or either of them, as Proxies, the true and lawful attorneys in fact, agents and proxies of the undersigned with full power of substitution for and on behalf of the undersigned at the 2014 Annual Meeting of Stockholders of OPHTHOTECH CORPORATION to be held on May 21, 2014, at 9:00 a.m., Eastern Time, and at any and all postponements or adjournments thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, the receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. Should a director nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE UNLESS YOU VOTE OVER THE INTERNET OR BY TELEPHONE. Proxy – Ophthotech Corporation